                                                                      Exhibit 23
                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-67150, Form S-3 No. 333-94609, Form S-3 No. 333-45538 and Form
S-3 No. 333-67148) of Universal Automotive Industries, Inc. of our report dated March 14, 2003, with respect to the consolidated financial statements and schedule of Universal Automotive Industries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                           /s/ Ernst & Young LLP

Chicago, Illinois
April 13, 2003